Exhibit 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER
AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report of Green Energy Live, Inc. (the "Company") on Form 10-Q/A for the period ending September 30, 2009 as filed with the Securities and Exchange Commission on or about the date hereof (the "Report"), the undersigned, Karen Clark, Chief Executive Officer and Principal Financial Officer of the Company, certifies, to my best knowledge and belief, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: February 9, 2010	By:	/s/ Karen Clark
Karen Clark
Chief Executive Officer and Principal Financial Officer